UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 28, 2008

KENTUCKY BANCSHARES, INC.
(Exact Name of Registrant as specified in Charter)

   Kentucky                  000-52598              61-0993464
 (State or other            (Commission            (IRS Employer
  jurisdiction of           File Number)        Identification No.)
  incorporation)


P.O. Box 157, Paris, Kentucky                          40362-0157
(Address of principal executive offices)               (Zip code)

(859) 987-1795
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

?	Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425

?	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

?	Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

?	Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))



INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01     Entry Into a Material Definitive Agreement

On March 28, 2008, the Compensation Committee of the
Board of Directors approved the employment agreement with Louis Prichard, President and CEO, and Kentucky
Bancshares, Inc.

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
Arrangements of Certain Offricers

Entry into contract with Louis Prichard, President and CEO - On March 28, 2008, the Compensation Committee of the Board of Directors approved the employment agreement with Louis Prichard, President and CEO, and Kentucky
Bancshares, Inc.  As a result of the termination of Mr.
Prichard's employment, Kentucky Bancshares, Inc. will provide to Mr. Prichard as soon as possible after the date of termination a lump sum payment in an amount equal to six (6) months of Executive's then-existing annual base salary (less appropriate withholdings). In addition, under a change of control, as defined in the agreement, Kentucky Bancshares, Inc will pay to Louis
Prichard on the first business day of the seventh month following the date his employment terminates, in a single lump sum payment, an amount equal to two (2) times Mr.
Prichard's annual base salary (in effect as of the date his employment terminates), less appropriate withholdings.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1 - Louis Prichard Employment Agreement with
Kentucky Bancshares, Inc.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KENTUCKY BANCSHARES, INC.



Date: April 3, 2008    			By  /s/ Gregory J. Dawson
Gregory J. Dawson
Chief Financial Officer